Exhibit 21.1

Subsidiaries of the Registrant

Legal Name

IREIT DALEVILLE DG, L.L.C., a Delaware limited liability company
IREIT MOBILE MOFFETT DG, L.L.C., a Delaware limited liability company
IREIT VALLEY DG, L.L.C., a Delaware limited liability company
IREIT BROOKS DG, L.L.C., a Delaware limited liability company
IREIT LAGRANGE HAMILTON DG, L.L.C., a Delaware limited liability company
IREIT LAGRANE WARES CROSS DG, L.L.C., a Delaware limited liability company
IREIT MARYVILLE DG, L.L.C., a Delaware limited liability company
IREIT Newington Fair, L.L.C., a Delaware limited liability company
IREIT East Brewton DG, L.L.C., a Delaware limited liability company
IREIT Robertsdale DG, L.L.C., a Delaware limited liability company
IREIT Wetumpka DG, L.L.C., a Delaware limited liability company
IREIT Madisonville DG, L.L.C., a Delaware limited liability company
IREIT Newport DG, L.L.C., a Delaware limited liability company
IREIT DG SPE II Member, L.L.C., a Delaware Limited Liability Company
IREIT DG SPE Member, L.L.C., a Delaware Limited Liability Company